WAIVER AGREEMENT

THIS WAIVER AGREEMENT (this “Agreement”), dated as of May 12, 2017, is entered into by and between VBI Vaccines Inc., a British Columbia corporation (the “Company”), and Perceptive Credit Holdings, LP, a Delaware limited partnership (the “Holder”). Terms used herein without definition shall have the meanings ascribed to them in the Warrants as defined below.

RECITALS

WHEREAS, the Company issued the Amended and Restated Warrant (“Warrant Certificate No. 1”) and the Second Closing Effective Date Warrant (“Warrant Certificate No. 2”, together with Warrant Certificate No. 1, the “Warrants”) to the Holder as of December 6, 2016, with Warrant Certificate No. 1 having an original issue date of July 25, 2014;

WHEREAS, pursuant to Section 6(b) of the Warrants, the Company is required, among other things, to (i) deliver a written notice no later than twenty (20) days prior to the filing of any registration statement that registers any shares of its Common Shares under the Securities Act and may be used for any registration of Warrant Shares (the “Notice Requirement”); and (ii) subject to Section 6(b)(ii) and Section 6(b)(iii), include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion from the Holder within ten (10) days after the Company’s notice has been given to the Holder (the “Registration Requirement”);

WHEREAS, the Company intends to file a registration statement to register up to $150 million of common shares, warrants to purchase common shares, units of common shares and/or warrants and subscription rights to purchase common shares or units that may be sold by the Company from time to time, including, common shares issuable in connection with an at-the-market offering for an aggregate purchase price not to exceed $30 million (collectively, the “Registration Statement”); and

WHEREAS, the Company has requested that the Holder waive the Notice Requirement and the Registration Requirement solely in connection with the Registration Statement, which the Holder has agreed to do subject to the terms and provisions hereof.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Holder and the Company agree as follows.

1. Waiver. Solely in connection with the Registration Statement, the Holder hereby waives the Notice Requirement and the Registration Requirement.

2. Effect of this Agreement.

a. Except as otherwise expressly provided herein, nothing contained herein shall prejudice, waive or alter, or be deemed to prejudice, waive or alter, any of the Holder’s rights and remedies under the Warrants against the Company.

b. Except as expressly set forth above, the Warrants shall continue to remain in full force and effect in accordance with their terms as of the date hereof. This Agreement is a one-time waiver and limited to the matters expressly waived herein, and except as specifically set forth herein, nothing contained herein shall evidence (nor is there any intent to evidence) a waiver by the Holder of any other provision of the Warrants nor shall anything contained herein be construed as a consent by the Holder to any transaction other than those specifically consented to herein.

3. Successors and Assigns. The terms and provisions of this Agreement shall be for the benefit of the parties hereto and their respective successors and assigns; no other person, firm, entity or corporation shall have any right, benefit or interest under this Agreement.

4. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original and all of which taken together constitute one and the same document. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by the party to be charged. This Agreement may be executed and delivered via facsimile or other means of electronic communication with the same force and effect as if it were a manually executed and delivered counterpart.

5. Choice of Law. The rights and obligations hereunder of each of the parties hereto shall be governed by and interpreted and determined in accordance with the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

6. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the matters set forth herein. This Agreement cannot be changed, modified, amended or terminated except in a writing executed by the party to be charged.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first above written.

PERCEPTIVE CREDIT HOLDINGS, LP

By:	Perceptive Credit Opportunities GP, LLC,
its general partner

By:	/s/ Sandeep Dixit
Name:	Sandeep Dixit
Title:	Chief Credit Officer

By:	/s/ Sam Chawla
Name:	Sam Chawla
Title:	Portfolio Manager

VBI VACCINES INC.

By:	/s/ Jeff Baxter
Name:	Jeff Baxter
Title:	CEO

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